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                                                                   Exhibit 5



                                   November 9, 1999


C-COR.net Corp.
60 Decibel Road
State College, PA 16801

         Re:  C-COR.net Corp. Registration of Additional Shares Pursuant to Rule
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              462(b)
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Gentlemen:

    We have acted as special counsel to C-COR.net Corp. (the "Company") in connection with the proposed sale of 300,000 additional shares of common stock (with up to 45,000 additional shares of common stock subject to an over-allotment option granted by the Company to the underwriters) of the Company, par value $0.10 per share (the "Additional Shares"), to the underwriters named in the Registration Statement on Form S-3, as amended (File No. 333-87909), as set forth in that certain Registration Statement on Form S-3 relating to the Additional Shares filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement").

    In rendering our opinion, we have reviewed and relied upon such certificates, documents, corporate records, other instruments and representations of officers of the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon the foregoing, we are of the opinion that the Additional Shares to be sold have been duly authorized and, when duly executed, delivered, issued and paid for, will be legally issued, fully paid and nonassessable.
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C-COR.net Corp.
November 8, 1999
Page 2

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement with respect to the offering of the Additional Shares and the reference to the firm in the section of the Registration Statement entitled "Legal Matters."

    This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP